UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2015

Tops Holding II Corporation

(Exact name of registrant as specified in its charter)

Delaware	333-191029	46-2733709
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6363 Main Street Williamsville, New York	14221
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (716) 635-5000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

In connection with a presentation made to existing investors, Tops Holding II Corporation (the “Company”) provided the following preliminary unaudited financial information in connection with its estimated results for the 16-week period ended April 18, 2015:

Net Sales

•	Inside sales decreased $11.8 million, primarily as a result of the sale of pharmacy scripts and inventory related to 27 pharmacies, and the closure of these pharmacies, in January 2015. The week following Easter, historically a poor sales week, occurred during the 2015 period, versus the week subsequent to the end of the 2014 period. Overall, same store sales decreased by 1.4%, or by 0.2% excluding the impact of the pharmacy closures and the timing of the Easter holiday.

•	Fuel sales decreased $21.9 million as a result of the 32.9% decrease in the average retail price per gallon.

•	As a result, net sales decreased by 4.4% to $722.9 million for the 16-week period ended April 18, 2015 from $756.5 million for the 16-week period ended April 19, 2014.

EBITDA and Adjusted EBITDA

•	EBITDA is estimated to be between $43.8 million and $44.9 million for the 16-week period ended April 18, 2015, inclusive of an estimated $11.0 million gain from the January 2015 sale of pharmacy scripts and inventory, compared with $34.1 million for the 16-week period ended April 19, 2014.

•	Adjusted EBITDA is estimated to be between $35.0 million and $36.2 million for the 16-week period ended April 18, 2015, exclusive of the estimated $11.0 million gain from the January 2015 sale of pharmacy scripts and inventory, compared with $35.5 million for the 16-week period ended April 19, 2014.

•	Both EBITDA and Adjusted EBITDA for the 2015 period include the estimated negative impact of $1.5 million, which reflects the timing of the Easter holiday during the 2015 period versus the week subsequent to the end of the 2014 period.

•	In addition to the adjustments reflected in our calculation of Adjusted EBITDA, for the purposes of calculating the defined terms “Consolidated EBITDA” and “Consolidated Fixed Charge Coverage Ratio” under the indentures relating to the Company’s existing 8.875% senior secured notes due 2017 and 8.750%/9.500% senior notes due 2018 (and the related financial ratios under such indentures), the Company estimates, based on a preliminary analysis, that the following adjustments would have contributed positively to Consolidated EBITDA:

•	an estimated $2.4 million increase reflecting supply chain cost reductions; and

•	an estimated $2.0 million increase reflecting expected efficiencies in the operation of our supermarkets.

Cash Flows Provided by Operating Activities

•	Cash flows provided by operating activities for the 16-week period ended April 18, 2015 are expected to be between $30.1 million and $31.1 million, compared with $7.9 million for the 16-week period ended April 19, 2014.

Debt and Cash Balances

•	As of April 18, 2015, total debt and cash balances were approximately $643.5 million (excluding capital lease obligations) and $31.8 million, respectively, compared with $666.1 million (excluding capital lease obligations) and $26.3 million, respectively, as of December 27, 2014.

•	As of April 18, 2015, outstanding borrowings under the ABL Facility were $30.0 million, compared with $52.0 million as of December 27, 2014.

Definition of EBITDA and Adjusted EBITDA

In addition to reporting financial results in accordance with GAAP, the Company provides information regarding EBITDA and Adjusted EBITDA. The Company defines “EBITDA” as earnings before interest, taxes, depreciation and amortization and “Adjusted EBITDA” as EBITDA adjusted to exclude certain items which we believe are not indicative of future performance. EBITDA and Adjusted EBITDA are non-GAAP financial measures used by the Company to evaluate its operating performance and liquidity and are among the primary measures used by management for planning and forecasting of future periods. The Company believes the presentation of these measures is relevant and useful for investors because it allows investors to view results in a manner similar to the method used by management and, with respect to EBITDA, makes it easier to compare the Company’s results with other companies that have different financing and capital structures.

Reconciliation of Net Loss to EBITDA and Adjusted EBITDA

The following table reconciles the Company’s estimated net loss to EBITDA and Adjusted EBITDA for the 16-week period ended April 18, 2015:

	Range
	Low End	High End
Net loss	$(4,500)	$(3,600)
Depreciation and amortization	22,100	22,100
Interest expense	25,700	25,700
Income tax expense	450	650

EBITDA	43,750	44,850

Gain on sale of assets	(11,000)	(11,000)
LIFO(1)	200	200
Share-based compensation expense(2)	100	100
Other	1,900	2,000

Adjusted EBITDA	$34,950	$36,150

(1)	Eliminates the non-cash impact of last-in, first out (“LIFO”) accounting, which represents the difference between certain inventories valued under the first in, first out (“FIFO”) inventory method and the LIFO inventory method.
(2)	Compensation costs related to stock option grants.

The preliminary estimated financial information has been provided solely for the purposes of complying with Regulation FD promulgated under the Securities Exchange Act of 1934. The Company has not yet finalized its financial results as of and for the 16-week period ended April 18, 2015, including the adjustments reflected in its estimated EBITDA and Adjusted EBITDA provided above. During the course of finalizing these results, the Company may identify items that would require it to make adjustments to its preliminary financial or operating results and other preliminary financial data as of and for the 16-week period ended April 18, 2015, and any such adjustments may be material.

The Company does not expect to disclose publicly whether or not its expectations or preliminary financial or operating results have changed, or to update its expectations, other than through the release of actual results in the ordinary course of business as required by the indenture governing the Company’s outstanding notes and the rules of the Securities and Exchange Commission. The Company’s expectations should not be regarded as a representation by it or its management as to its actual results as of and for the 16-week period ended April 18, 2015 or thereafter. The assumptions and estimates underlying the Company’s expectations are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties. Accordingly, there can be no assurance that actual results will not differ materially from the financial information presented above or from the Company’s expectations or that the information presented above is indicative of any future performance.

The Company’s independent registered public accounting firm, Deloitte & Touche LLP, has not audited, reviewed, compiled or performed any procedures with respect to the financial data as of and for the 16-week period ended April 18, 2015 provided above.

The information contained under this Item 2.02 in this Current Report on Form 8-K is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. Furthermore, the information contained under this Item 2.02 in this Current Report on Form 8-K shall not be deemed to be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended.

Safe Harbor Statement

The information made available in this news release contains forward-looking statements, which are generally statements about future events, plans, objectives and performance. Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “will” and similar expressions identify forward-looking statements. Forward-looking statements reflect our current expectations, based on currently available information, and are not guarantees. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these expectations could prove inaccurate as such statements involve risks and uncertainties, many of which are beyond our ability to control or predict. Should one or more of these risks or uncertainties, or other risks or uncertainties not currently known to us or that we currently consider immaterial, occur, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. Important factors relating to these risks and uncertainties include, but are not limited to the following:

•	current economic conditions and the impact on consumer demand and spending and our pricing strategy;

•	pricing and market strategies, the expansion, consolidation and other activities of competitors, and our ability to respond to the promotional practices of competitors;

•	our ability to effectively increase or maintain our profit margins;

•	the success of our store acquisition, construction and remodel programs;

•	fluctuations in utility, fuel and commodity prices which could impact consumer spending and buying habits and the cost of doing business;

•	risks inherent in our fuel station operations;

•	our exposure to local economies and other adverse conditions due to our geographic concentration;

•	risks of natural disasters and severe weather conditions;

•	supply problems with our suppliers and vendors;

•	our relationships with unions and unionized employees, and the terms of future collective bargaining agreements or labor strikes;

•	increased operating costs resulting from increases in the minimum wage, rising employee benefit costs or pension funding obligations;

•	changes in, or the failure or inability to comply with, laws and governmental regulations applicable to the operation of our pharmacy and other businesses;

•	the adequacy of our insurance coverage against claims of our customers in connection with our pharmacy services;

•	estimates of the amount and timing of payments under our self-insurance policies;

•	risks of liability under environmental laws and regulations;

•	our ability to maintain and improve our information technology systems;

•	events that give rise to actual or potential food contamination, drug contamination or food-borne illness or any adverse publicity relating to these types of concerns, whether or not valid;

•	threats or potential threats to security;

•	our ability to retain key personnel;

•	risks of data security breaches or losses of confidential customer information;

•	risks relating to our substantial indebtedness;

•	claims or legal proceedings against us; and

•	other factors discussed under “Risk Factors” in our Annual Report on Form 10-K for Fiscal 2014.

Item 7.01	Regulation FD Disclosure

The information set forth above under “Item 2.02 Results of Operations and Financial Condition” is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOPS HOLDING II CORPORATION

Date: April 30, 2015

	By:	/s/ Frank Curci
Frank Curci
President, Chief Executive Officer and Director and Chairman of the Board